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Exhibit 21   Subsidiaries of the Registrant

    The Registrant had the following subsidiaries at May 31, 1999, each of which was wholly owned by the Registrant, except as noted below:


                                                    Jurisdiction of
    Name                                            Incorporation
--------------------------------------------------------------------------------
National Data Payment Systems, Inc.                 New York
Modular Data, Inc.                                  Delaware
NDC Federal Systems, Inc.                           Delaware
NDC Health Information Services, Ltd.               United Kingdom
National Data Corporation of Canada, Ltd.           Canada
NDC Check Services, Inc.                            Illinois
Zadall Systems Group, Inc.                          Texas
NDPS Comerica Alliance, LLC (Note 1)                Delaware
Global Payment Systems LLC (Note 2)                 Georgia
Global Payment Holding Company                      Delaware
GPS Holding Limited Partnership                     Georgia
Global Payment Systems of Canada, Ltd.              Canada
Health Communication Services (Bermuda) Ltd.        Bermuda
Merchant Services U.S.A., Inc.                      North Carolina
MKA Software (Holdings) Ltd.                        United Kingdom
Hadley Hutt Computing Limited                       United Kingdom
Chemtec Systems Limited                             United Kingdom
NDC Holdings (UK) Ltd.                              Georgia
Source Informatics, Inc.                            Delaware
NDC Health Information Services (Arizona) Inc.      Delaware
SI PMSI Ltd.                                        Delaware
Walsh International Domestic Finance, Ltd.          Delaware
Physician Support Systems, Inc.                     Delaware
EE&C Financial Services, Inc.                       New York
Computerized Medical Communications, Inc.           Illinois
Revenue Production Management, Inc.                 Illinois
C-Care, Inc.                                        New Jersey
H.O.P.E. Enterprises Group, Inc.                    New Jersey
Professional Medical Recovery Service, Inc.         New Jersey
CheckRite Recovery Services, Inc.                   Georgia
CheckRite of Phoenix (Note 3)                       Colorado
NDPS Holdings, Inc.                                 Delaware
NatDat Corp                                         Delaware
National Data Intellectual Property Corporation     Delaware


Note 1.   NDPS Comerica Alliance, LLC is 51% owned by the Registrant.
Note 2.   Global Payment Systems LLC is 92.5% owned by the Registrant.
Note 3.   CheckRite of Phoenix is 51% owned by the Registrant.


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